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                             DATA LICENSE AGREEMENT

      This Data License Agreement ("Agreement") is dated as of the 29th day of October, 1999 ("Effective Date") by and between Acxiom Corporation ("Acxiom"), a Delaware corporation, 301 Industrial Boulevard, Conway, Arkansas 72033-2000 and SSA Coupon Ltd. ("Licensee) 1835 56th St., #8-Unit 39, Delta, BC V4 L 2M1.

      WHEREAS, Acxiom procures, compiles and maintains a proprietary computerized database composed, inter alia, of names, addresses and telephone numbers derived from white page telephone directories and other sources of information more particularly described in Exhibit A attached hereto and made a part hereof ("Data"); and

      WHEREAS, Licensee desires to license the Data upon the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises, agreements and conditions stated herein, the parties agree as follows:

         1. License. Acxiom hereby grants and Licensee hereby accepts a non-transferable, nonexclusive license to use the Data in accordance with the terms and conditions hereof.

         2. Term. The initial term ("Initial Term") of the Agreement shall be one year and shall commence on the Effective Date.

         3. Renewal/Termination.

         (a) The Agreement shall be automatically renewed at the end of the Initial Term for subsequent terms (the Initial Term and any subsequent terms are collectively referred to herein as the "Term") of one (1) year each and shall continue in effect thereafter until either party shall give the other ninety
(90) days prior written notice of termination. Notwithstanding the foregoing, either party may terminate the Agreement immediately in the event the other party is in default hereunder and fails to cure such default within forty-five
(45) days of written notice from the other party specifying the nature of such default.

         (b) Upon termination of this Agreement, the following shall occur:

                  (i)      Acxiom shall cease to provide the Data to Licensee;

                  (ii) Licensee shall pay Acxiom for all sums, if any, due hereunder within thirty (30) days of the effective date of termination; and

                  (iii) Unless otherwise provided herein, Licensee shall promptly return to Acxiom all tapes, copies, partial copies and any other documentation, materials, or other information evidencing the Data, together with a written certification that all of the Data has been returned or, in the alternative, destroyed.

         (c) In the event that legislation, governmental regulations or judicial rulings require that Acxiom cease providing the Data, Acxiom may terminate this Agreement upon the effective date of such legislation, regulations or rulings.


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         4. Delivery of the Data. Acxiom shall deliver the Data to Licensee on the type of media, in the format, on the delivery date and containing those data elements specified in Exhibit A. In addition, Acxiom shall deliver to Licensee periodic updates ("Updates") to the Data in accordance with the schedule set forth on Exhibit A.

         5. Restrictions Upon Use of Data. Licensee hereby agrees that it will hold and use the Data strictly in accordance with the following conditions, unless otherwise speed in writing:

         (a) Except as otherwise provided in Exhibit A, the Data shall be received, held and possessed by Licensee only at the address set forth above, and at no other location.

         (b) Licensee shall not use the Data as part of any CD-ROM product or resell the Data or technology in any way except as provided in this Agreement.

         (c) The Data is licensed only to Licensee, and neither Licensee nor its customers may distribute the Data, or any subset thereof, other than as provided in Exhibit A.

         (d) Licensee will not knowingly allow its customers to use the Data as part of any interactive on-line, CD-ROM, or other derivative product. Licensee will establish reasonable precautions to prevent such unauthorized use; provided, however, Licensee shall not be in breach of this Agreement if it promptly notifies Acxiom in writing any unauthorized use of which it becomes aware and reasonably cooperates with Acxiom to prevent any further unauthorized use.

         (e) If Licensee displays or sells the Data on the Internet, Licensee agrees to include the following statement regarding copyright and unauthorized use, which statement shall be prominently displayed on such Web site: "This information is proprietary to Acxiom Corporation and is protected under U.S. copyright law and international treaty provisions. This information is licensed for your personal or professional use and may not be resold or provided to others. You may not distribute, sell, rent, sublicense, or lease such information, in whole or in part to any third party; and you will not make such Acxiom information available in whole or in part to any other user in any networked or time-sharing environment, or transfer the information in whole or in part to any computer other than the PC used to access this information."

         6. Permitted Uses of Data. The Data shall only be used by Licensee in the ways set forth in Exhibit A, unless otherwise agreed in writing.

         7. License Fees. Licensee agrees to pay license fees ("License Fees") to Acxiom for the use of the Data in accordance with the terms set forth in Exhibit A.

         8. Right to Audit. Licensee agrees that at all times it shall maintain current, accurate and complete books and records relating to its usage of the Data and any payments due Acxiom derived therefrom. Licensee agrees that Acxiom, or any designee of Acxiom, shall have the right at any time following the Effective Date of this Agreement to examine, inspect, audit, review and copy or make extracts from all such books, records and any source documents used in the preparation thereof during normal business hours upon written notice to Licensee at least three (3) business days prior to the commencement of any such examination, inspection, review or audit. Such audit shall be strictly limited to those books and records which specifically relate to information pertinent to the use of the Data.


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         9. Title to Data. The parties expressly acknowledge and agree that title to the Data shall at all times remain exclusively in Acxiom.

         10. Confidentiality. The parties agree that the terms and conditions of this Agreement, including all Exhibits hereto, and any policies, business practices, plans and methods not in the public domain which may be known or disclosed by either party to the other as a result of this Agreement will be held in confidence and not disclosed to any third party for any reason.

         11. Injunctive Relief. Licensee hereby acknowledges that the Data has been developed and created at great time and expense and that Acxiom has a proprietary interest therein. Licensee further acknowledges that Acxiom may suffer great harm if Licensee misappropriates the Data. Accordingly, Licensee agrees to take reasonable precautions to prevent the misuse of the Data. Licensee's obligations under this Section shall survive any termination of this Agreement. Acxiom may seek injunctive or other equitable relief against the breach or threatened breach of this Section in addition to any other legal remedies which may be available.

         12. Warranties.

         (a) Acxiom warrants that the Data will be as current, accurate and complete as possible using the source data, compilation and data processing methods normally employed by Acxiom in the ordinary course of its business; provided, however, there is no warranty that the Data is error-free. Acxiom further warrants that the compilation of and transmittal of the Data to Licensee is not in violation of any law, statute or other governmental regulation; and that Acxiom has full power and authority to enter into this Agreement.

         (b) Licensee represents and warrants to Acxiom that it has full power and authority to enter into this Agreement; that the execution, delivery and performance by Licensee of this Agreement will not violate any law, statute or other governmental regulation; and that Licensee's use of the Data will comply with all privacy, data protection, telemarketing and any other laws, statutes and governmental regulations applicable to such use of the Data.

         (c) EXCEPT AS STATED IN SUBSECTIONS (a) AND (b) ABOVE, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         13. Remedies. Acxiom's sole obligation and Licensee's sole remedy under the limited warranty set forth in Section 12(a) above is strictly and exclusively limited to the prompt correction of any errors in the Data which are made known to Acxiom by written notice from Licensee describing such errors in sufficient detail; provided, however, Licensee acknowledges that some errors in the Data may be the result of errors contained in the source data, in which case Acxiom shall not be obligated to correct such errors. Notwithstanding the foregoing, Acxiom reserves the right to satisfy its warranty obligations in full by refunding a pro rata portion of the fee paid by Licensee for the particular data which is in error.

         14. Third-Party Indemnity.

         (a) Licensee agrees to indemnify and hold Acxiom harmless from and against all direct costs, losses, damages, liabilities and expenses, including reasonable attorneys' fees (which may include the allocable cost of in-house counsel), attributable to any claim made by a third


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party arising out of Licensee's use of the Data and/or its performance of its obligations under this Agreement, provided that (i) Acxiom gives Licensee prompt written notice of any such claim of which Acxiom has knowledge; and (ii) Licensee is given full control over the defense of such claim and receives the full cooperation of Acxiom in the defense thereof.

         (b) Acxiom agrees to indemnify and hold Licensee harmless from and against all direct costs, losses, damages, liabilities and expenses, including reasonable attorneys' fees, attributable to any claim made by a third party that the use of the Data infringes upon any proprietary right of such third party, provided that (1) Licensee gives Acxiom prompt written notice of any such claim of which Licensee has knowledge; and (2) Acxiom is given full control over the defense of such claim and receives the full cooperation of Licensee in the defense thereof. Acxiom shall have no obligation under this Section to indemnify or defend Licensee against a lawsuit or claim of infringement to the extent any such lawsuit or claim results from (1) other material, including information, data or software prepared by Licensee, which is combined with or incorporated into the Data; or (2) any substantial changes or alterations to the Data made by Licensee.

         15. Limitation of Liability. ACXIOM SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOST BUSINESS AND LOST PROFITS, WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY. Any cause of action arising from or in connection with this Agreement shall be asserted within one (1) year of the date upon which such cause of action accrued, or the date upon which the complaining party should have reasonably discovered the existence of such cause of action, whichever is later.

         16. Publicity. All media releases, public announcements and any form of advertising or sales promotion by Licensee or its agents relating to this Agreement or the use of the Data shall be subject to prior written approval of Acxiom. Acxiom may include Licensee on its customer list in presentations made to shareholders, customers and stock analysts, provided no representation, express or implied, is or will be made as to Licensee's opinion of Acxiom's services and/or products (including but not limited to by way of predictions or projections of future business).

         17. Applicable Law. The Agreement shall be governed and construed in accordance with the laws of the State of Arkansas, without regard to conflicts of law principles, and shall benefit and be binding upon the parties hereto and their respective successors and assigns.

         18. Entire Agreement. The Agreement, together with the Exhibit(s) attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all written or oral prior agreements and understandings between the parties.

         19. Modification/Severance/Waiver. The Agreement, and any of the Exhibit(s) attached hereto, may only be amended by a separate writing signed by both parties. If any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any of the other portions of the Agreement. Failure or delay by either party in exercising any right hereunder shall not operate as a waiver of such right.

         20. Assignment. Licensee may not assign its rights and obligations hereunder without the prior written consent of Acxiom.



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

         21. Force Majeure. Neither party shall be liable for any losses arising out of the delay or interruption of its performance of obligations under the Agreement due to any act of God, act of governmental authority, act of public enemy, war, riot, flood, civil commotion, insurrection, severe weather conditions, or any other cause beyond the reasonable control of the party delayed.

         22. Notices. Any notice or other communication required hereunder shall be made in writing and addressed to the parties at their addresses set forth above.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date set forth above.

ACXIOM CORPORATION                       SSA Coupon Ltd.



By:   /s/                                By:   /s/ Dana H. Shaw
   ---------------------------------        ---------------------------------
               (Signature)                              (Signature)

                                               Dana H. Shaw
------------------------------------     ------------------------------------
            (Print or Type Name)                     (Print or Type Name)

                                               Chief Technical Officer
------------------------------------     ------------------------------------
                 (Title)                                 (Title)





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                                    Exhibit A

                          to the Data License Agreement
                           between Acxiom Corporation
                                  and Licensee

A.    DESCRIPTION OF DATA/DATA ELEMENTS:
      Data is comprised of approximately l6 million US Business and 1.8 million Canadian Business listings.

B.    TYPE OF MEDIA, FORMAT AND DATE OF DELIVERY:
      Media:         CD-ROM
      Format:        Comma Delimited ASCII
      Package:       US Business #7 and Canadian Business #1
      Delivery Date: Within twenty (20) business days from execution of the
                     Agreement.

C.    UPDATE DELIVERY SCHEDULE:
      Quarterly

D.    PERMITTED USES OF DATA:

      The Data will be provided only as a component of Licensee's World Wide Web Internet Site. Licensee will not use the Data for any CD-ROM product or any other product or service.

      Any other uses of the Data not specifically permitted by this Agreement must be mutually agreed upon in writing by both parties.

E.    LICENSE FEES:
      The fees payable by Licensee for the Products designated above are as follows:

      Term:          US$75,000 Annually

      Schedule:      $18,750 due at execution of Agreement
                     $18,750 due February 1, 2000
                     $18,750 due May 1, 2000
                     $18,750 due August 1, 2000

F.    ADDITIONAL TERMS AND CONDITIONS:

      Each Licensee Web page containing Acxiom Data will display a logo as demonstrated at www.databyacxiom.com/partner/partner2.html on the first or initial screen of each results page. Licensee agrees that each logo will be hyper-linked to the www.databyacxiom.com page or another page within the Acxiom Web site as determined by Acxiom.

      Licensee agrees to include a statement regarding copyright and unauthorized use prominently displayed on Licensee's World Wide Web Internet Site as described in Section 5(e) of the Agreement.


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